National General Holdings Corp. Reports Fourth Quarter 2014 Results;
Operating Earnings(1) Per Share Grows 106% to $0.30

NEW YORK, February 10, 2015 (GLOBE NEWSWIRE) -- National General Holdings Corp. (NASDAQ:NGHC) today reported fourth quarter 2014 operating earnings(1) of $28.3 million or $0.30 per diluted share, compared to $11.6 million or $0.14 per diluted share in the fourth quarter of 2013. Net income was $11.2 million or $0.12 per diluted share, compared to $7.9 million or $0.10 per diluted share in the fourth quarter of 2013.
Full year 2014 operating earnings(1) were $125.3 million or $1.34 per diluted share, compared to $46.2 million or $0.67 per diluted share in 2013. Full year 2014 net income was $100.0 million or $1.07 per diluted share, compared to $40.2 million or $0.59 per diluted share in 2013.
Fourth Quarter 2014 Highlights Versus Fourth Quarter 2013*

•
Net written premium grew by $204.9 million or 101.6% to $406.5 million, driven by the run-off of our third-party quota share treaty, assumed premiums from Tower Personal Lines, additional premiums from other acquisitions completed during the past year, underlying organic growth within our P&C business, and continued expansion of our A&H segment.

•
The combined ratio was 94.2% compared to 98.5% in the prior year's quarter, excluding non-cash amortization of intangible assets and impairment of goodwill. The 4.3 point combined ratio improvement was driven by a reduction in both the loss and expense ratios within our P&C segment, while our A&H segment posted a reduced loss ratio but an increased expense ratio due to our continued investment in the expansion of this segment.

•
Total revenues grew $205.1 million or 76.1% to $474.4 million, driven by the aforementioned premium growth, service and fee income growth of $22.8 million or 66.1% (including Attorney-in-Fact management fees of $8.4 million), and net investment income growth of $7.3 million or 83.2%, partially offset by a $14.0 million or 99.7% decline in ceding commission income reflecting the run-off of our terminated third-party quota share.

•
Shareholders' equity was $1.06 billion and fully diluted book value per share was $10.48 at December 31, 2014, growth of 0.9% and 0.8%, respectively, from September 30, 2014. Annualized operating return on average equity (ROE) was 11.3% for the fourth quarter and 14.1% for the full year ended December 31, 2014.

•
Fourth quarter 2014 operating earnings exclude the following items, net of tax: $15.8 million or $0.16 per share of non-cash impairment of goodwill, $2.8 million or $0.03 per share of equity in earnings of unconsolidated subsidiaries, $1.9 million or $0.02 per share of non-cash amortization of intangible assets, $1.5 million or $0.02 per share of other than temporary impairment losses, $0.7 million or $0.01 per share of foreign exchange losses, and $0.1 million or less than $0.01 per share of realized investment losses. Additionally, fourth quarter 2014 net income and operating earnings include a $1.3 million pre-tax expense relating to a sliding scale adjustment on our terminated third-party quota share, which is reported within the acquisition costs and other underwriting expenses line item.

Michael Karfunkel, National General's Chairman and CEO, stated: "Our fourth quarter results were a strong finish to a transformational year at National General. We continue to deliver significant top line growth and solid underwriting profitability, and are well positioned to continue these trends going forward. Within P&C, our legacy business continues to perform at a high level, and the addition of the homeowners product has already proven to be a positive contributor to our business, greatly increasing the overall value of our franchise. Within A&H, the quarter included increased expenses relating to our commitment to building this business from the ground up, and we believe we have significant momentum heading into 2015, a year in which we expect to see the fruits of our labor. We continue to focus our efforts on profitably growing our business both organically and through additional accretive M&A opportunities, maintaining an intense emphasis on disciplined expense management, and delivering strong returns to our shareholders.”

*NOTE: Unless specified otherwise, discussion of our fourth quarter 2014 results does not include financial results from the Reciprocal Exchanges, which are presented within our consolidated financial results within this release but are not included in net income available to NGHC common stockholders. Attorney-in-Fact management fees referenced within this release are eliminated in consolidated financial results.

Overview of Fourth Quarter 2014 as Compared to Fourth Quarter 2013
Gross written premium grew 45.7% to $462.8 million, net written premium grew 101.6% to $406.5 million, and net earned premium grew 88.0% to $404.6 million. Premium growth was driven by several key factors: a continued increase in net retention due to the run-off of our terminated third party quota share, which was 100% complete as of July 31, 2014; new and renewal business from the Tower Personal Lines book; additional premiums from other acquisitions completed during the past year; underlying organic growth within our P&C segment; and continued expansion of our A&H segment.
Ceding commission income decreased to $0.0 million from $14.0 million in the prior year's quarter, reflecting the run-off of our terminated third-party quota share. Service and fee income grew 66.1% to $57.3 million, driven by strong growth in the P&C segment, including management fees of $8.4 million related to the Attorneys-in-Fact that manage the Reciprocal Exchanges, partially offset by a modest decline in A&H service and fee income.
Excluding non-cash amortization of intangible assets and impairment of goodwill, the combined ratio was 94.2% with a loss ratio of 68.2% and an expense ratio of 26.1%, versus a prior year combined ratio of 98.5% with a loss ratio of 70.6% and an expense ratio of 27.9%. The improved loss ratio was driven by a reduction in both the P&C and A&H loss ratios, while the expense ratio decrease was the result of an improved P&C expense ratio, partially offset by an elevated A&H expense ratio due to our continued investment in the expansion of this segment.
Underwriting results detailed by each of our business segments are as follows:

•
Property & Casualty - Gross written premium grew 42.4% to $440.3 million, net written premium grew 98.8% to $384.2 million, and net earned premium grew 80.8% to $374.0 million. P&C premium growth was driven by four key factors: (1) a continued increase in net retention due to the run-off of our terminated third party quota share, which was 100% complete as of July 31, 2014; (2) the addition of new and renewal business from Tower Personal Lines, which produced $79.6 million in net written premiums during the quarter; (3) additional premiums from other acquisitions completed during the past year, which contributed $31.0 million in net written premium during the quarter ($26.1 million from Imperial and $4.9 million from Personal Express Insurance Company); and (4) underlying organic growth of 1.1%. Ceding commission income decreased to $0.0 million from $14.0 million in the prior year's quarter, reflecting the run-off of our terminated third-party quota share. Service and fee income grew 120.0% to $43.5 million, driven by increased premium volume in the quarter, the addition of service and fee income from acquisitions completed during the past year, and the addition of $8.4 million of fees earned by the Attorneys-in-Fact that manage the Reciprocal Exchanges. Excluding non-cash amortization of intangible assets and impairment of goodwill, the combined ratio was 92.8% with a loss ratio of 66.5% and an expense ratio of 26.3%, versus a prior year combined ratio of 97.1% with a loss ratio of 68.9% and an expense ratio of 28.2%. The quarter's improved underwriting profitability was driven primarily by business mix changes, most notably the addition of homeowners, as well as a reduction in our underlying expense ratio resulting from expense reduction initiatives and technology enhancements enacted in recent years. Additionally, fourth quarter 2014 P&C underwriting results include a $1.3 million expense relating to a sliding scale adjustment on our terminated third-party quota share, reported within the acquisition costs and other underwriting expenses line item.

•
Accident & Health - Gross written premium grew to $22.5 million, net written premium grew to $22.4 million, and net earned premium grew to $30.5 million, from $8.5 million, $8.4 million, and $8.4 million, respectively, in the prior year's quarter. A&H premium growth was driven by continued progress in the expansion of our domestic business, with a total of $9.8 million in net written premium at our U.S. underwriting subsidiaries, as well as the addition of $12.6 million of premium from EuroAccident (our Swedish group life and health MGA). Service and fee income declined 6.3% to $13.8 million, with strong growth at VelaPoint (our call center general agency) and TABS (our domestic stop loss business) offset by a decline at EuroAccident. We note that EuroAccident fee income going forward will be eliminated in consolidation as it is now being written on National General paper. Excluding non-cash amortization of intangible assets and impairment of goodwill, the combined ratio was 112.1% with a loss ratio of 88.8% and an expense ratio of 23.3%, versus a prior year combined ratio of 133.2% with a loss ratio of 112.1% and an expense ratio of 21.0%. The decrease in the fourth quarter loss ratio reflects the continued maturation of the A&H business, while the higher expense ratio included increased expenses related to our continued investment in the expansion of our A&H business, most notably added expenses related to open enrollment, which began on November 15, 2014. Importantly, while many of the associated costs for A&H policies written during open enrollment are incurred up front, revenue is not recognized until after the effective date of the policy, which is predominantly in 2015.

•
Reciprocal Exchanges - Results for the Reciprocal Exchanges are not included in net income available to NGHC common stockholders. Gross written premium was $60.0 million, net written premium was $45.9 million, and net earned premium was $40.9 million. Excluding non-cash amortization of intangible assets, the combined ratio was 74.6% with a loss ratio of 52.2% and an expense ratio of 22.4%.

Investment income grew 83.2% to $16.0 million, reflecting an increase in the size of our investment portfolio, mainly as a result of our capital raising actions in the first half of 2014, as well as $2.2 million of interest earned on our credit agreement with ACP Re. Fourth quarter 2014 results included $0.1 million of net realized investment losses compared with a loss of $0.3 million in the fourth quarter of 2013, as well as an other than temporary impairment loss of $2.2 million compared to a loss of $2.9 million in the fourth quarter of 2013. Total cash, cash equivalents and investments were $1.75 billion as of December 31, 2014. Accumulated other comprehensive income (AOCI) declined modestly to $20.2 million at December 31, 2014 from $20.9 million at September 30, 2014.
Other revenue was a loss of $1.2 million in the fourth quarter of 2014, with no corresponding amount in the prior year’s quarter, primarily resulting from a $1.1 million foreign exchange loss from currency fluctuations within our European subsidiaries.
Interest expense of $4.5 million increased from $0.6 million in the prior year’s quarter due to an increased amount of debt on our balance sheet. Debt was $255.6 million as of December 31, 2014, up from $81.1 million at December 31, 2013, primarily as a result of our $250 million May 2014 senior note issuance.
Equity in earnings of unconsolidated subsidiaries (predominantly our investment in Life Settlement Entities) was $4.3 million in the fourth quarter versus $1.7 million in the prior year's quarter, reflecting fair value adjustments on life settlement contracts.
The fourth quarter 2014 provision for income taxes was $4.7 million and the effective tax rate for the quarter was 37.2%. Included in the fourth quarter 2014 provision for income taxes was a $4.6 million benefit attributable to a reduction of the deferred tax liability associated with the equalization reserves of our Luxembourg Reinsurance Company subsidiaries. Excluding this item and the $15.8 million non-cash impairment of goodwill, which is not tax deductible, the adjusted 2014 fourth quarter effective tax rate was 32.7%.
National General Holding Corp.'s shareholders' equity was $1,060.8 million at December 31, 2014, growth of 0.9% from $1,051.3 million at September 30, 2014. Fully diluted book value per share was $10.48 at December 31, 2014, growth of 0.8% from $10.40 at September 30, 2014, and growth of 31.7% from $7.96 at December 31, 2013. Annualized operating return on average equity (ROE) was 11.3% for the fourth quarter and 14.1% for the year ended December 31, 2014.

Luxembourg Reinsurance Companies (LRC)

•
Included in the fourth quarter 2014 provision for income taxes was a $4.6 million benefit attributable to a reduction of the deferred tax liability (DTL) associated with the equalization reserves of our LRC subsidiaries. For the full year 2014, the provision for income taxes included a benefit of $21.1 million attributable to a reduction of the DTL associated with the equalization reserves of our LRC subsidiaries. As of December 31, 2014, the DTL associated with our LRC subsidiaries was $40.5 million.

•
Fourth quarter 2014 results include a $15.8 million expense related to a non-cash impairment of goodwill ($9.4 million attributed to the P&C segment and $6.4 million attributed to the A&H segment), compared to an expense of $1.4 million in the fourth quarter of 2013 (entirely attributed to the P&C segment). Both the 2014 and 2013 non-cash impairment of goodwill expenses relate to goodwill balances associated with our LRC subsidiaries. The remaining goodwill balance associated with LRC subsidiaries stood at $25.9 million as of December 31, 2014.

•	The full year 2014 net benefit related to our LRC subsidiaries was $5.3 million, including the benefit attributable to a reduction in DTL and the expense related to non-cash impairment of goodwill.

Healthcare Solutions Team Acquisition
On January 26, 2015 we announced that we had closed upon the acquisition of Healthcare Solutions Team, LLC ("HST"), an Illinois based healthcare insurance managing general agency, for cash consideration. The purchase price for the transaction includes an upfront cash payment of $15 million and potential future earn out payments based on HST’s overall profitability. Based in Lombard, Illinois, HST was created in 2007 with the goal of providing families, individuals and groups with the best health insurance coverage for their needs and budgets. HST partners with approximately 500 independent agents across the country to provide a wide range of products to customers. In addition to health care insurance, HST offers an array of coverages including: short-term medical coverage; critical illness plans; dental insurance; Medicare supplements and life insurance; simple Health Savings Accounts (HSA); small business, self-employed and group health care; and major medical plans for individuals and families.

Conference Call
On Wednesday, February 11, 2015 at 11:00 AM ET, Chairman and Chief Executive Officer Michael Karfunkel and Chief Financial Officer Mike Weiner will review these results via a conference call that may be accessed as follows:
Toll-Free U.S. Dial-in:         888-267-2860
International Dial-in:         973-413-6102
Conference Entry Code:     842046
Webcast Registration:         http://ir.nationalgeneral.com/events.cfm

A replay of the conference call will be accessible from 2:00 PM ET on Wednesday, February 11, 2015 to 11:59 PM ET on Wednesday, February 25, 2015 by dialing either 800-332-6854 (toll-free) within the U.S. or 973-528-0005 outside the U.S. and entering passcode 842046. In addition, a replay of the webcast can also be retrieved at http://ir.nationalgeneral.com/events.cfm.

About National General Holdings Corp.
National General Holdings Corp., headquartered in New York City, is a specialty personal lines insurance holding company. National General traces its roots to 1939, has a financial strength rating of A- (excellent) from A.M. Best, and provides personal and commercial automobile, recreational vehicle, motorcycle, homeowners, supplemental health, and other niche insurance products.

Forward Looking Statements
This news release contains "forward-looking statements" that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. Forward-looking statements can generally be identified by the use of forward-looking terminology, such as "may," "will," "plan," "expect," "project," "intend," "estimate," "anticipate" and "believe" or their variations or similar terminology. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those expressed or implied in these statements as a result of significant risks and uncertainties, including, but not limited to, non-receipt of expected payments from insureds or reinsurers, changes in interest rates, a downgrade in the financial strength ratings of our insurance subsidiaries, the effect of the performance of financial markets on our investment portfolio, estimates of the fair value of life settlement contracts, development of claims and the effect on loss reserves, accuracy in projecting loss reserves, the cost and availability of reinsurance coverage, the effects of emerging claim and coverage issues, changes in the demand for our products, our degree of success in integrating acquired businesses, the effect of general economic conditions, state and federal legislation, regulations and regulatory investigations into industry practices, risks associated with conducting business outside the United States, developments relating to existing agreements, disruptions to our business relationships, breaches in data security or other disruptions involving our technology, heightened competition, changes in pricing environments, and changes in asset valuations. The forward-looking statements contained in this news release are made only as of the date of this release. The Company undertakes no obligation to publicly update any forward-looking statement except as may be required by law. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected, is contained in the Company's filings with the Securities and Exchange Commission.

Income Statement - Fourth Quarter
$ in thousands
(Unaudited)

	Three Months Ended December 31,
	2014				2013
	NGHC	Reciprocal Exchanges	Consolidated		NGHC
Revenues:
Gross written premium	$462,848	$60,049	$522,897		$317,739
Ceded premiums (related parties - $1,005 in 2014 and $77,808 in 2013)	(56,306)	(14,178)	(70,484)		(116,066)
Net written premium	406,542	45,871	452,413		201,673
Net earned premium	404,566	40,930	445,496		215,234

Ceding commission income (primarily related parties)	48	4,750	4,798		13,999
Service and fee income	57,269	117	48,979	(A)	34,488
Net investment income	15,969	1,799	17,768		8,715
Net realized gain/(loss) on investments	(91)	—	(91)		(263)
Other than temporary impairment loss	(2,244)	—	(2,244)		(2,869)
Other revenue	(1,153)	—	(1,153)		—
Total revenues	$474,364	$47,596	$513,553	(B)	$269,304

Expenses:
Loss and loss adjustment expense	$275,727	$21,368	$297,095		$151,994
Acquisition costs and other underwriting expenses	76,389	5,994	82,383		40,622
General and administrative	105,122	10,156	106,871	(C)	71,102
Interest expense	4,463	5,452	9,915		586
Total expenses	$461,701	$42,970	$496,264	(D)	$264,304

Income before provision for income taxes and equity in earnings (losses) of unconsolidated subsidiaries	$12,663	$4,626	$17,289		$5,000
Provision for income taxes	4,715	1,375	6,090		(1,252)
Income before equity in earnings (losses) of unconsolidated subsidiaries	7,948	3,251	11,199		6,252
Equity in earnings (losses) of unconsolidated subsidiaries	4,278	—	4,278		1,726
Net income before non-controlling interest and dividends on preferred shares	12,226	3,251	15,477		7,978
Less: net income attributable to non-controlling interest	29	3,251	3,280		38
Net income before dividends on preferred shares	12,197	—	12,197		7,940
Less: dividends on preferred shares	1,031	—	1,031		—
Net income available to common stockholders	$11,166	$—	$11,166		$7,940

NOTE: Consolidated column includes eliminations as follows: (A) $(8,407), (B) $(8,407), (C) $(8,407), and (D) $(8,407).

Income Statement - Year to Date
$ in thousands
(Unaudited)

	Twelve Months Ended December 31,
	2014				2013
	NGHC	Reciprocal Exchanges	Consolidated		NGHC
Revenues:
Gross written premium	$2,065,065	$70,042	$2,135,107		$1,338,755
Ceded premiums (related parties - $44,936 in 2014 and $501,067 in 2013)	(248,117)	(16,966)	(265,083)		(659,439)
Net written premium	1,816,948	53,076	1,870,024		679,316
Net earned premium	1,585,598	47,622	1,633,220		688,066

Ceding commission income (primarily related parties)	7,643	4,787	12,430		87,100
Service and fee income	178,333	139	168,571	(A)	127,541
Net investment income	50,627	1,799	52,426		30,808
Net realized gain/(loss) on investments	(648)	—	(648)		1,200
Other than temporary impairment loss	(2,244)	—	(2,244)		(2,869)
Other revenue	(1,660)	—	(1,660)		16
Total revenues	$1,817,649	$54,347	$1,862,095	(B)	$931,862

Expenses:
Loss and loss adjustment expense	$1,026,346	$26,719	$1,053,065		$462,124
Acquisition costs and other underwriting expenses	308,822	6,267	315,089		134,887
General and administrative	346,696	11,967	348,762	(C)	280,552
Interest expense	12,012	5,724	17,736		2,042
Total expenses	$1,693,876	$50,677	$1,734,652	(D)	$879,605

Income before provision for income taxes and equity in earnings (losses) of unconsolidated subsidiaries	$123,773	$3,670	$127,443		$52,257
Provision for income taxes	22,712	1,164	23,876		11,140
Income before equity in earnings (losses) of unconsolidated subsidiaries	101,061	2,506	103,567		41,117
Equity in earnings (losses) of unconsolidated subsidiaries	1,180	—	1,180		1,274
Net income before non-controlling interest and dividends on preferred shares	102,241	2,506	104,747		42,391
Less: net income attributable to non-controlling interest	(2)	2,506	2,504		82
Net income before dividends on preferred shares	102,243	—	102,243		42,309
Less: dividends on preferred shares	2,291	—	2,291		2,158
Net income available to common stockholders	$99,952	$—	$99,952		$40,151

NOTE: Consolidated column includes eliminations as follows: (A) $(9,901), (B) $(9,901), (C) $(9,901), and (D) $(9,901).

Earnings and Per Share Data
$ in thousands, except shares and per share data
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Net income available to common stockholders	$11,166	$7,940	$99,952	$40,151
Basic net income per common share	$0.12	$0.10	$1.09	$0.62
Diluted net income per common share*	$0.12	$0.10	$1.07	$0.59

Operating earnings attributable to NGHC(1)	$28,297	$11,585	$125,306	$46,154
Basic operating earnings per common share(1)	$0.30	$0.15	$1.37	$0.71
Diluted operating earnings per common share(1)*	$0.30	$0.14	$1.34	$0.67

Dividends declared per common share	$0.02	$0.01	$0.05	$0.01

Weighted average number of basic shares outstanding	93,411,409	79,719,219	91,499,122	65,017,579
Weighted average number of diluted shares outstanding	95,916,749	80,711,272	93,515,483	71,801,613
Shares outstanding, end of period	93,427,382	79,731,800	93,427,382	79,731,800
Fully diluted shares outstanding, end of period	95,932,723	80,723,853	95,624,982	81,368,306

Book value per share	$10.77	$8.06	$10.77	$8.06
Fully diluted book value per share	$10.48	$7.96	$10.52	$7.90

Reconciliation of Net Income to Operating Earnings (Non-GAAP)
$ in thousands, except per share data
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013

Net income available to common stockholders	$11,166	$7,940	$99,952	$40,151
Add (subtract) net of tax:
Net realized (gain)/loss on investments	59	171	421	(780)
Other than temporary impairment losses	1,459	1,865	1,459	1,865
Foreign exchange (gain)/loss	723	130	1,088	130
Equity in (earnings)/losses of unconsolidated subsidiaries	(2,781)	(1,122)	(767)	(828)
Non-cash amortization of intangible assets	1,879	1,156	7,361	4,172
Non-cash impairment of goodwill	15,792	1,445	15,792	1,445
Operating earnings attributable to NGHC	$28,297	$11,585	$125,306	$46,154

Operating earnings per common share:
Basic operating earnings per common share	$0.30	$0.15	$1.37	$0.71
Diluted operating earnings per common share*	$0.30	$0.14	$1.34	$0.67

* NOTE: Diluted net income per common share and diluted operating earnings per common share for Three Months and Twelve Months Ended December 31, 2013 are adjusted for preferred dividends of $0 and $2,158, respectively, from the 8% cumulative convertible Series A Preferred stock converted on June 5, 2013.

Balance Sheet
$ in thousands
(Unaudited)

	December 31, 2014			December 31, 2013
	(unaudited)			(audited)
ASSETS	NGHC	Reciprocal Exchanges	Consolidated	NGHC
Investments:
Fixed maturities, available-for-sale, at fair value (amortized cost $1,317,772, $222,121, $1,539,893 and $757,188, respectively)	$1,361,099	$222,739	$1,583,838	$766,589
Equity securities, available-for-sale, at fair value (cost $52,272, $2,752, $55,024 and $6,939, respectively)	45,802	2,817	48,619	6,287
Short-term investments	50	10,490	10,540	—
Equity investment in unconsolidated subsidiaries	155,900	—	155,900	133,193
Other investments	17,752	—	17,752	2,893
Securities pledged (amortized cost $47,546, $0, $47,546 and $133,013, respectively)	49,456	—	49,456	133,922
Total investments	1,630,059	236,046	1,866,105	1,042,884
Cash and cash equivalents	123,178	9,437	132,615	73,823
Accrued investment income	12,553	1,898	14,451	9,263
Premiums and other receivables, net	699,553	58,238	757,791	449,252
Deferred acquisition costs	121,514	4,485	125,999	60,112
Reinsurance recoverable on unpaid losses (2)	888,215	23,583	911,798	950,828
Prepaid reinsurance premiums	75,837	26,924	102,761	50,878
Notes receivable from related party	125,000	—	125,000	—
Due from affiliate	5,129	—	5,129	4,785
Premises and equipment, net	30,583	—	30,583	29,535
Intangible assets, net	237,404	11,433	248,837	86,564
Goodwill	71,818	—	71,818	70,351
Prepaid and other assets	48,083	71	48,154	9,240
Total assets	$4,068,926	$372,115	$4,441,041	$2,837,515
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Unpaid loss and loss adjustment expense reserves	$1,450,305	$105,217	$1,555,522	$1,259,241
Unearned premiums	744,438	119,998	864,436	476,232
Unearned service contract and other revenue	8,527	—	8,527	7,319
Reinsurance payable (3)	97,830	13,811	111,641	93,534
Accounts payable and accrued expenses	299,778	17,691	317,469	91,143
Due to affiliate	—	1,552	1,552	—
Securities sold under agreements to repurchase, at contract value	46,804	—	46,804	109,629
Deferred tax liability	29,133	38,402	67,535	24,476
Income tax payable	29,532	1,059	30,591	1,987
Notes payable (Reciprocal Exchanges owed to related party - $48,374)	255,631	48,374	304,005	81,142
Other liabilities	46,114	5,710	51,824	49,945
Total liabilities	$3,008,092	$351,814	$3,359,906	$2,194,648
Stockholders’ equity:
Common stock (4)	$934	$—	$934	$797
Preferred stock (5)	55,000	—	55,000	—
Additional paid-in capital	691,790	—	691,790	437,006
Retained earnings	292,832	—	292,832	197,552
Accumulated other comprehensive income	20,192	—	20,192	7,425
Total National General Holdings Corp. stockholders' equity	1,060,748	—	1,060,748	642,780
Non-controlling interest	86	20,301	20,387	87
Total stockholders’ equity	1,060,834	20,301	1,081,135	642,867
Total liabilities and stockholders’ equity	$4,068,926	$372,115	$4,441,041	$2,837,515

Segment Information - Fourth Quarter
$ in thousands
(Unaudited)

	Three Months Ended December 31,
	2014				2013
	P&C	A&H	NGHC	Reciprocal Exchanges	P&C	A&H	NGHC
Gross written premium	$440,322	$22,526	$462,848	$60,049	$309,220	$8,519	$317,739
Net written premium	384,153	22,389	406,542	45,871	193,284	8,389	201,673
Net earned premium	374,034	30,532	404,566	40,930	206,849	8,385	215,234

Ceding commission income (primarily related parties)	48	—	48	4,750	13,999	—	13,999
Service and fee income	43,458	13,811	57,269	117	19,756	14,732	34,488
Total underwriting revenue	$417,540	$44,343	$461,883	$45,797	$240,604	$23,117	$263,721

Loss and loss adjustment expense	$248,606	$27,121	$275,727	$21,368	$142,591	$9,403	$151,994
Acquisition costs and other	68,771	7,618	76,389	5,994	33,659	6,963	40,622
General and administrative	84,577	20,545	105,122	10,156	60,669	10,433	71,102
Total underwriting expenses	$401,954	$55,284	$457,238	$37,518	$236,919	$26,799	$263,718

Underwriting income (loss)	$15,586	$(10,941)	$4,645	$8,279	$3,685	$(3,682)	$3
Non-cash impairment of goodwill	9,419	6,373	15,792	—	1,445	—	1,445
Non-cash amortization of intangible assets	2,026	864	2,890	2,115	877	902	1,779
Underwriting income (loss) before amortization and impairment	$27,031	$(3,704)	$23,327	$10,394	$6,007	$(2,780)	$3,227

Underwriting ratios
Loss and loss adjustment expense ratio (6)	66.5%	88.8%	68.2%	52.2%	68.9%	112.1%	70.6%
Operating expense ratio (Non-GAAP) (7,8)	29.4%	47.0%	30.7%	27.6%	29.3%	31.8%	29.4%
Combined ratio (Non-GAAP) (7,9)	95.8%	135.8%	98.9%	79.8%	98.2%	143.9%	100.0%

Underwriting ratios (before amortization and impairment)
Loss and loss adjustment expense ratio (6)	66.5%	88.8%	68.2%	52.2%	68.9%	112.1%	70.6%
Operating expense ratio (Non-GAAP) (7,10)	26.3%	23.3%	26.1%	22.4%	28.2%	21.0%	27.9%
Combined ratio (Non-GAAP) (7,9)	92.8%	112.1%	94.2%	74.6%	97.1%	133.2%	98.5%

NOTE: Loss and loss adjustment expense ratio and operating expense ratio may not sum to combined ratio due to rounding.

Segment Information - Year to Date
$ in thousands
(Unaudited)

	Twelve Months Ended December 31,
	2014				2013
	P&C	A&H	NGHC	Reciprocal Exchanges	P&C	A&H	NGHC
Gross written premium	$1,924,666	$140,399	$2,065,065	$70,042	$1,305,254	$33,501	$1,338,755
Net written premium	1,676,946	140,002	1,816,948	53,076	646,100	33,216	679,316
Net earned premium	1,465,122	120,476	1,585,598	47,622	654,849	33,217	688,066

Ceding commission income (primarily related parties)	7,643	—	7,643	4,787	87,100	—	87,100
Service and fee income	119,876	58,457	178,333	139	82,752	44,789	127,541
Total underwriting revenue	$1,592,641	$178,933	$1,771,574	$52,548	$824,701	$78,006	$902,707

Loss and loss adjustment expense	$940,457	$85,889	$1,026,346	$26,719	$435,989	$26,135	$462,124
Acquisition costs and other	254,130	54,692	308,822	6,267	110,509	24,378	134,887
General and administrative	290,079	56,617	346,696	11,967	252,345	28,207	280,552
Total underwriting expenses	$1,484,666	$197,198	$1,681,864	$44,953	$798,843	$78,720	$877,563

Underwriting income (loss)	$107,975	$(18,265)	$89,710	$7,595	$25,858	$(714)	$25,144
Non-cash impairment of goodwill	9,419	6,373	15,792	—	1,445	—	1,445
Non-cash amortization of intangible assets	5,208	6,117	11,325	2,468	4,590	1,828	6,418
Underwriting income (loss) before amortization and impairment	$122,602	$(5,775)	$116,827	$10,063	$31,893	$1,114	$33,007

Underwriting ratios
Loss and loss adjustment expense ratio (6)	64.2%	71.3%	64.7%	56.1%	66.6%	78.7%	67.2%
Operating expense ratio (Non-GAAP) (7,8)	28.4%	43.9%	29.6%	27.9%	29.5%	23.5%	29.2%
Combined ratio (Non-GAAP) (7,9)	92.6%	115.2%	94.3%	84.1%	96.1%	102.1%	96.3%

Underwriting ratios (before amortization and impairment)
Loss and loss adjustment expense ratio (6)	64.2%	71.3%	64.7%	56.1%	66.6%	78.7%	67.2%
Operating expense ratio (Non-GAAP) (7,10)	27.4%	33.5%	27.9%	22.8%	28.6%	18.0%	28.0%
Combined ratio (Non-GAAP) (7,9)	91.6%	104.8%	92.6%	78.9%	95.1%	96.6%	95.2%

NOTE: Loss and loss adjustment expense ratio and operating expense ratio may not sum to combined ratio due to rounding.

Reconciliation of Operating Expense Ratio and Operating Expense Ratio Before Amortization (Non-GAAP)
$ in thousands
(Unaudited

	Three Months Ended December 31,
	2014				2013
	P&C	A&H	NGHC	Reciprocal Exchanges	P&C	A&H	NGHC
Total underwriting expenses	$401,954	$55,284	$457,238	$37,518	$236,919	$26,799	$263,718
Less: Loss and loss adjustment expense	248,606	27,121	275,727	21,368	142,591	9,403	151,994
Less: Ceding commission income	48	—	48	4,750	13,999	—	13,999
Less: Service and fee income	43,458	13,811	57,269	117	19,756	14,732	34,488
Operating expense	109,842	14,352	124,194	11,283	60,573	2,664	63,237
Net earned premium	$374,034	$30,532	$404,566	$40,930	$206,849	$8,385	$215,234
Operating expense ratio (Non-GAAP)	29.4%	47.0%	30.7%	27.6%	29.3%	31.8%	29.4%

Total underwriting expenses	$401,954	$55,284	$457,238	$37,518	$236,919	$26,799	$263,718
Less: Loss and loss adjustment expense	248,606	27,121	275,727	21,368	142,591	9,403	151,994
Less: Ceding commission income	48	—	48	4,750	13,999	—	13,999
Less: Service and fee income	43,458	13,811	57,269	117	19,756	14,732	34,488
Less: Non-cash impairment of goodwill	9,419	6,373	15,792	—	1,445	—	1,445
Less: Non-cash amortization of intangible assets	2,026	864	2,890	2,115	877	902	1,779
Operating expense before amortization and impairment	98,397	7,115	105,512	9,168	58,251	1,762	60,013
Net earned premium	$374,034	$30,532	404,566	40,930	$206,849	$8,385	$215,234
Operating expense ratio before amortization and impairment (Non-GAAP)	26.3%	23.3%	26.1%	22.4%	28.2%	21.0%	27.9%

	Twelve Months Ended December 31,
	2014				2013
	P&C	A&H	NGHC	Reciprocal Exchanges	P&C	A&H	NGHC
Total underwriting expenses	$1,484,666	$197,198	$1,681,864	$44,953	$798,843	$78,720	$877,563
Less: Loss and loss adjustment expense	940,457	85,889	1,026,346	26,719	435,989	26,135	462,124
Less: Ceding commission income	7,643	—	7,643	4,787	87,100	—	87,100
Less: Service and fee income	119,876	58,457	178,333	139	82,752	44,789	127,541
Operating expense	416,690	52,852	469,542	13,308	193,002	7,796	200,798
Net earned premium	$1,465,122	$120,476	$1,585,598	$47,622	$654,849	$33,217	$688,066
Operating expense ratio (Non-GAAP)	28.4%	43.9%	29.6%	27.9%	29.5%	23.5%	29.2%

Total underwriting expenses	$1,484,666	$197,198	$1,681,864	$44,953	$798,843	$78,720	$877,563
Less: Loss and loss adjustment expense	940,457	85,889	1,026,346	26,719	435,989	26,135	462,124
Less: Ceding commission income	7,643	—	7,643	4,787	87,100	—	87,100
Less: Service and fee income	119,876	58,457	178,333	139	82,752	44,789	127,541
Less: Non-cash impairment of goodwill	9,419	6,373	15,792	—	1,445	—	1,445
Less: Non-cash amortization of intangible assets	5,208	6,117	11,325	2,468	4,590	1,828	6,418
Operating expense before amortization and impairment	402,063	40,362	442,425	10,840	186,967	5,968	192,935
Net earned premium	$1,465,122	$120,476	$1,585,598	$47,622	$654,849	$33,217	$688,066
Operating expense ratio before amortization and impairment (Non-GAAP)	27.4%	33.5%	27.9%	22.8%	28.6%	18.0%	28.0%

Premiums by Business Line
$ in thousands
(Unaudited)

	Three Months Ended December 31,
	Gross Written Premium			Net Written Premium			Net Earned Premium
	2014	2013	Change	2014	2013	Change	2014	2013	Change
Property & Casualty
Personal Auto	$288,565	$240,890	19.8%	$252,284	$145,917	72.9%	$259,599	$155,904	66.5%
Homeowners	76,330	992	NA	60,396	992	NA	38,778	326	NA
RV/Packaged	33,370	35,648	(6.4)%	33,193	25,298	31.2%	37,841	28,344	33.5%
Commercial Auto	38,951	29,841	30.5%	35,993	19,680	82.9%	33,918	19,456	74.3%
Other	3,106	1,849	68.0%	2,287	1,397	63.7%	3,898	2,819	38.3%
Property & Casualty Total	440,322	309,220	42.4%	384,153	193,284	98.8%	374,034	206,849	80.8%

Accident & Health	22,526	8,519	164.4%	22,389	8,389	166.9%	30,532	8,385	264.1%

Total National General	462,848	317,739	45.7%	406,542	201,673	101.6%	404,566	215,234	88.0%

Reciprocal Exchanges
Personal Auto	28,106	—	NA	28,012	—	NA	24,362	—	NA
Homeowners	28,015	—	NA	14,491	—	NA	13,558	—	NA
Other	3,928	—	NA	3,368	—	NA	3,010	—	NA
Reciprocal Exchanges Total	60,049	—	NA	45,871	—	NA	40,930	—	NA

Consolidated Total	$522,897	$317,739	64.6%	$452,413	$201,673	124.3%	$445,496	$215,234	107.0%

	Twelve Months Ended December 31,
	Gross Written Premium			Net Written Premium			Net Earned Premium
	2014	2013	Change	2014	2013	Change	2014	2013	Change
Property & Casualty
Personal Auto	$1,241,575	$1,016,728	22.1%	$1,047,795	$487,311	115.0%	$979,082	$502,160	95.0%
Homeowners	366,997	1,389	NA	333,586	1,389	NA	204,285	444	NA
RV/Packaged	153,553	158,300	(3.0)%	148,456	88,553	67.6%	147,587	88,494	66.8%
Commercial Auto	146,124	116,774	25.1%	132,002	61,163	115.8%	118,759	54,913	116.3%
Other	16,417	12,063	36.1%	15,107	7,684	96.6%	15,409	8,838	74.3%
Property & Casualty Total	1,924,666	1,305,254	47.5%	1,676,946	646,100	159.5%	1,465,122	654,849	123.7%

Accident & Health	140,399	33,501	319.1%	140,002	33,216	321.5%	120,476	33,217	262.7%

Total National General	2,065,065	1,338,755	54.3%	1,816,948	679,316	167.5%	1,585,598	688,066	130.4%

Reciprocal Exchanges
Personal Auto	32,436	—	NA	32,075	—	NA	28,405	—	NA
Homeowners	33,028	—	NA	17,127	—	NA	15,779	—	NA
Other	4,578	—	NA	3,874	—	NA	3,438	—	NA
Reciprocal Exchanges Total	70,042	—	NA	53,076	—	NA	47,622	—	NA

Consolidated Total	$2,135,107	$1,338,755	59.5%	$1,870,024	$679,316	175.3%	$1,633,220	$688,066	137.4%

Additional Disclosures

(1) References to operating earnings and basic and diluted operating EPS are Non-GAAP financial measures defined by the Company as net income and basic earnings per share excluding after-tax net realized investment gain or loss on securities, foreign exchange gain or loss, equity in earnings or losses of unconsolidated subsidiaries, non-cash amortization of intangible assets, and non-cash impairment of goodwill. The Company believes operating earnings and basic and diluted operating EPS are more relevant measures of the Company’s profitability because operating earnings and basic and diluted operating EPS contain the components of net income upon which the Company’s management has the most influence and excludes factors outside management’s direct control and non-recurring items. Other companies may calculate these measures differently, and therefore, their measures may not be comparable to those used by National General. Please see the Non-GAAP Financial Measures table within this release for the reconciliation of these Non-GAAP measures to the most directly comparable GAAP measure.
(2)Reinsurance recoverable on unpaid losses includes $88,970 and $176,241 from related parties at December 31, 2014 and December 31, 2013, respectively; includes $23,583 relating to Reciprocal Exchanges at December 31, 2014.
(3)Reinsurance payable includes $26,241 and $76,360 to related parties at December 31, 2014 and December 31, 2013, respectively; includes $13,811 relating to Reciprocal Exchanges at December 31, 2014.
(4) Common stock: $0.01 par value - authorized 150,000,000 shares, issued and outstanding 93,427,382 shares - December 31, 2014; authorized 150,000,000 shares, issued and outstanding 79,731,800 shares - December 31, 2013.
(5) Preferred stock: $0.01 par value - authorized 10,000,000 shares, issued and outstanding 2,200,000 shares and 0 shares - December 31, 2014 and December 31, 2013.
(6) Loss and loss adjustment expense ratio is calculated by dividing loss and loss adjustment expenses by net earned premium.
(7) Operating expense ratio and combined ratio are considered non-GAAP financial measures under applicable SEC rules because a component of those ratios, operating expense, is calculated by offsetting acquisition and other underwriting costs and general and administrative expense by ceding commission income and service and fee income. Management uses operating expense ratio (non-GAAP) and combined ratio (non-GAAP) to evaluate financial performance against historical results and establish targets on a consolidated basis. The Company believes this presentation enhances the understanding of our results by eliminating what we believe are volatile and unusual events and presenting the ratios with what we believe are the underlying run rates of the business. Other companies may calculate these measures differently, and, therefore, their measures may not be comparable to those used by National General. Please see the Non-GAAP Financial Measures table within this release for the reconciliation of these Non-GAAP measures to the most directly comparable GAAP measure.
(8) Operating expense ratio (non-GAAP) is calculated by dividing operating expense by net earned premium. Operating expense consists of the sum of acquisition and other underwriting costs and general and administrative expense less ceding commission income and service and fee income.
(9) Combined ratio (non-GAAP) is calculated by adding the loss and loss adjustment expense ratio and the operating expense ratio (non-GAAP) together.
(10) Operating expense ratio (non-GAAP) before amortization and impairment is calculated by dividing the operating expense before amortization and impairment by net earned premium. Operating expense before amortization and impairment consists of the sum of acquisition and other underwriting costs and general and administrative expense less ceding commission income and service and fee income less non-cash amortization of intangible assets and non-cash impairment of goodwill.

Investor Contact
Dean Evans
Director of Investor Relations
Phone: 212-380-9462
Email: Dean.Evans@NGIC.com